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Alloy Online, Inc. has omitted from this Exhibit 10.4 portions of the Agreement for which Alloy Online, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                                                                    EXHIBIT 10.4

                                  AMENDMENT TO
                         FULFILLMENT SERVICES AGREEMENT

     This Amendment to Fulfillment Services Agreement (the "AMENDMENT") dated as of September 1, 1997, by and between Harrison Fulfillment Services, Inc., a Tennessee corporation ("HFS"), and Alloy Designs, Inc., a Delaware corporation (the "COMPANY").

                               W I T N E S S E T H

     WHEREAS, the parties hereto have previously entered into that certain Fulfillment Services agreement dated as of July 23, 1997 (the "AGREEMENT") pursuant to which HFS has agreed to provide direct marketing services to Company for its direct marketing program for the sale of various merchandise sold through the Alloy Catalog (respectively, the "MERCHANDISE" and the "CATALOG");

     WHEREAS, the parties desire that the Agreement be amended to provide for catalog request processing and the pricing therefor.

     NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. CATALOG REQUEST PROCESSING. HFS shall process catalog request on the "alloy-41" and "alloy-55" lines upon the following pricing terms:

   (a)  Effective from and after September 1, 1997,

     (i) The first 2,500 calls (daily) coming in over such lines (including non-order calls) shall be billed at $[ ]* per call (voice mail rate).


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     (ii) The balance of calls coming in over such lines will be billed at $[ ]*
     per call.

   (b) Effective December 1, 1997, during any month in which average call length for such month is in excess of 90 seconds, each second of average call length in excess of 90 seconds shall be billed at $[ ]* per second per call.

     2. BINDING EFFECT AND BENEFIT. The parties agree that this Addendum is in full compliance with Section 26 of the Agreement and is a valid modification and supplement to the Agreement which shall inure to the benefit of, and shall be binding upon, the parties, their heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the Company has executed this Agreement effective the date first above written and HFS has executed and accepted this Agreement effective the same date.

                                    COMPANY:

                                    ALLOY DESIGNS, INC.

                                    By:    /s/ Sam Gradess
                                           -------------------------
                                    Name:  Sam Gradess
                                    Title: EVP & Director


                                    HFS:

                                    HARRISON FULFILLMENT SERVICES, INC.

                                    By:    /s/ Bruce Godfray
                                           -------------------------
                                    Name:  Bruce Godfray
                                    Title: President


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